UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2013

GENESEE & WYOMING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 West Avenue, Darien, Connecticut	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 202-8900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 13, 2013, Genesee & Wyoming Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with investment funds associated with The Carlyle Group (the “Selling Stockholders”) and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Underwriters”), related to a public offering of 5,984,232 shares (the “Shares”) of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, to be sold by the Selling Stockholders, at a price of $97.04 per share. The secondary offering was completed on November 19, 2013. The Company will not receive any proceeds from the secondary offering.

The sale of the Shares by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-183862) (the “Registration Statement”) and the prospectus contained therein dated September 12, 2012.

The foregoing description of the Underwriting Agreement and the related transactions associated therewith does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 19, 2013, Gregory S. Ledford, the Selling Stockholders’ designee on the Company’s Board of Directors (the “Board”), resigned from the Board. Mr. Ledford’s resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Ledford was appointed to the Board on October, 2, 2012 by the Selling Stockholders in connection with the Company’s sale of $350 million of 5% Series A-1 Preferred Stock (“Preferred Stock”) to certain affiliates of the Selling Stockholders. The Preferred Stock was subsequently converted into the Shares and sold pursuant to the Underwriting Agreement, as described in Item 1.01 above. The completion of the secondary offering pursuant to the Underwriting Agreement represents the sale of the entire interest of the Selling Stockholders in the Company.

Item 8.01	Other Events.

In connection with the offering of the Shares by the Selling Stockholders, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement: (i) the Underwriting Agreement and (ii) information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Readers are cautioned not to place undue reliance on the forward-looking statements included in this filing, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 1.1	Underwriting Agreement dated November 13, 2013 among the Company, the Selling Stockholders and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

Exhibit 99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (File No. 333-183862).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC. (Registrant)

By:	/s/ Allison M. Fergus
Name:	Allison M. Fergus
Title:	General Counsel and Secretary

Date: November 19, 2013

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 1.1	Underwriting Agreement dated November 13, 2013 among the Company, the Selling Stockholders and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

Exhibit 99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (File No. 333-183862).

4